Exhibit 16


Andersen, Andersen & Strong, L.L.C.
941 E 3300 South
Salt Lake City, Utah 84106

September 10, 2001

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Malahat Energy Corporation

Gentlemen:

Pursuant to the request of the above referenced Company, we affirm that:

        (1) We have read the Company's response to Item 4 of Form 8-K dated September 10, 2001; and

        (2) We agree with the response.


Very Truly Yours,


/s/ Andersen, Andersen & Strong, L.L.C.
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    Andersen, Andersen & Strong, L.L.C.